EXHIBIT 99.2

CENTRUS ENERGY CORP. ANNOUNCES PRIVATE EXCHANGE OFFER AND
SOLICITATION OF CONSENTS

BETHESDA, MD, January 5, 2017 - Centrus Energy Corp. (the “Company”) announced today that it has commenced a private exchange offer (the “Exchange Offer”) to exchange any and all of the Company’s 8.0% PIK toggle notes due 2019/2024 (the “Outstanding Notes”) for up to (i) $85 million 8.25% senior secured notes due 2027 (the “New Notes”), (ii) $120 million 7.5% cumulative redeemable preferred stock (the “Preferred Stock”) and (iii) $30 million in cash.
The New Notes will rank equally in right of payment with all of the Company’s existing and future unsubordinated indebtedness other than the Company’s “Issuer Senior Debt” and “Limited Secured Acquisition Debt”. The New Notes will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The New Notes will be guaranteed on a subordinated and limited basis (the “Guarantee”) by the Company’s subsidiary, United States Enrichment Corporation (the “Guarantor”). The terms and conditions of the New Notes will be substantially similar to those of the Outstanding Notes after giving effect to the proposed amendments pursuant to the Consent Solicitation discussed below, except in terms of interest and maturity. In addition, the indenture governing the New Notes (the “New Notes Indenture”) will not include termination provisions with respect to the Guarantee that exist in the indenture governing the Outstanding Notes (the “Original Indenture”) and will include restrictions on certain transfers of cash to acquire equity interests.
The following table sets forth the Outstanding Notes subject to the Exchange Offer, the exchange consideration payable for Outstanding Notes tendered after the Early Tender Date and on or prior to the Expiration Date and not withdrawn, the early tender premium, and the total exchange consideration payable for Outstanding Notes tendered on or prior to the Early Tender Date (as defined below) and not withdrawn, which includes the early tender premium.

Outstanding Notes to be Exchanged	CUSIP	Principal Amount Outstanding as of January 5, 2017	Exchange Consideration(1)(2)	Early Tender Premium(1)	Total Exchange Consideration(1)(2)(3)
8.0% PIK Toggle Notes due 2019/2024	15643UAA2	$234,574,504	$362.36 of New Notes plus $509.75 of Preferred Stock plus a cash payment of $127.89	A cash payment of $7.50	$362.36 of New Notes plus $509.75 of Preferred Stock plus a cash payment of $135.39
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(1)	Per $1,000 principal amount of Outstanding Notes tendered.

(2)	Preferred Stock amounts reflect aggregate liquidation preference at issuance.

(3)	Includes early tender premium.
Holders tendering Outstanding Notes after 5:00 p.m., New York City time, on January 19, 2017 (as such date may be extended, the “Early Tender Date”) will not be eligible to receive the early tender premium of $7.50 cash included in the total exchange consideration offered in the Exchange Offer. The expiration date for the Exchange Offer is 11:59 p.m., New York City time, on February 2, 2017 unless extended (the “Expiration Date”). The Exchange Offer is being made upon the terms and subject to the conditions set forth in the confidential exchange offer memorandum dated January 5, 2017 (the “Exchange Offer Memorandum”).
The Exchange Offer is conditioned upon the receipt of valid tenders of Outstanding Notes, not withdrawn, of at least $211.12 million aggregate principal amount of Outstanding Notes on or before the Expiration Date (the “Minimum Participation Condition”) and certain other conditions, including that the issuance of the Preferred Stock will not result in an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended.

In support of the Exchange Offer, on January 5, 2017, the Company entered into Support Agreements with certain holders of the Company’s Outstanding Notes, including class B common shareholders Toshiba America Nuclear Energy Corporation and BWX Technologies, Inc. (collectively, the “Support Parties”), whereby the Support Parties agreed to participate in the Exchange Offer and tender all of their Outstanding Notes, subject to certain conditions. Together, the Support Parties hold an aggregate principal amount of $102.4 million of the Outstanding Notes, which makes up approximately 43.6% of the Outstanding Notes.
Further, in connection with the Exchange Offer, the Company is also soliciting consents (the “Consent Solicitation”) to implement certain proposed amendments to the Original Indenture, including, among other things, to (a) amend the existing exception for transfer of cash to permit the transfer of cash and cash equivalents by the Guarantor for any purpose not otherwise prohibited by the Original Indenture or from the proceeds from or otherwise relating to a “Designated Senior Claim”, “Issuer Senior Debt” or “Limited Secured Acquisition Debt”, (b) expand the definition of “Credit Facility” to facilitate the Company’s flexibility to incur senior debt, (c) permit the transfer or contribution of assets other than cash or cash equivalents to joint venture entities or partners for fair value, (d) exempt asset transfers permitted under the Original Indenture from the definition of “Change of Control”, (e) conform the definition of “Issuer Senior Debt”, “Designated Senior Claims”, “Collateral” and “Security Documents” to the definitions in the New Notes Indenture, (f) make the lien securing the “Guarantee” of the Outstanding Notes rank pari passu with the lien securing the Guarantee of the New Notes pursuant to a pari passu intercreditor agreement, (g) provide that the Outstanding Notes will be senior in right of payment to “Limited Secured Acquisition Debt” (except with respect to proceeds of the “Collateral” securing such “Limited Secured Acquisition Debt”, which shall be governed by the “Limited Secured Acquisition Indebtedness Intercreditor Agreement” and as to which the “Limited Secured Acquisition Debt” is not subordinated in right of payment), (h) specify a form of intercreditor agreement pursuant to which liens securing the Outstanding Notes will be subordinated to liens securing “Limited Secured Acquisition Debt” in the same manner as is the case with “Designated Senior Claims”, with respect to the applicable “Collateral”, (i) specify a form of intercreditor agreement pursuant to which the New Notes and the Outstanding Notes will rank senior in right of payment and the liens securing the New Notes and the Outstanding Notes will rank senior to any “Finance Debt” of any new subsidiary (subject to certain exceptions) acquired with cash of the “Issuer” and (j) update the form of junior lien intercreditor agreement annexed to the Original Indenture with the form annexed to the New Notes Indenture (the “Proposed Amendments”). Holders may not consent to the Proposed Amendments without tendering their Outstanding Notes and they may not tender their Outstanding Notes without consenting to the Proposed Amendments.
The Exchange Offer and Consent Solicitation are subject to the receipt of valid consents to the Proposed Amendments from the holders of a majority of the outstanding principal amount of the Outstanding Notes (the “Requisite Consents”). If the Company receives the Requisite Consents and the other conditions to the Exchange Offer are satisfied or waived, the Company will execute a supplemental indenture making the Proposed Amendments to the Original Indenture on or soon after the Expiration Date, but not later than the date the Exchange Offer is consummated. The supplemental indenture, by its terms, will become effective only upon the consummation of the Exchange Offer.
The Company has the right to amend, terminate or withdraw the Exchange Offer and Consent Solicitation, at any time and for any reason, including if any of the conditions to the Exchange Offer and Consent Solicitation are not satisfied.
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The New Notes, the Guarantee and the Preferred Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Exchange Offer is being made only to qualified institutional buyers, accredited investors and, outside the United States, to persons other than U.S. persons. The Exchange Offer is made only by, and pursuant to, the terms set forth in the Exchange Offer Memorandum, and the information in this press release is qualified by reference to the Exchange Offer Memorandum.
This press release shall not constitute a solicitation of consents, an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. No recommendation is made as to whether holders of the Outstanding Notes should tender their securities or give their consent.

D.F. King (the “Exchange Agent”) is acting as the Exchange Agent for the Exchange Offer and Consent Solicitation. Requests for the Exchange Offer Memorandum and any supplements thereto may be directed to the Exchange Agent at (212) 269-5550 (for brokers and banks) or (800) 848-3409 (for all others).
Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, risks and uncertainties related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our common stock on the NYSE MKT LLC; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability or the ability of our sources of supply to perform under contract obligations, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks associated with our reliance on third-party suppliers to provide essential products or services to us; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for the American Centrifuge project and our ability to perform under our agreement with UT-Battelle, LLC, the management and operating contractor for Oak Ridge National Laboratory, for continued research and development of the American Centrifuge technology; the competitive environment for our products and services; the potential for further demobilization or termination of the American Centrifuge project; risks related to the current demobilization of the portions of the American Centrifuge project including risks that the schedule could be delayed and costs could be higher than expected; the timing, savings and execution of any potential restructurings; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q, which are available on our website at www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.

Contact:
Centrus Energy Corp.
Don Hatcher
(301) 564-3460